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                                  EXHIBIT 21.1



              LIST OF SUBSIDIARIES OF RUSS BERRIE AND COMPANY, INC.





                                                               JURISDICTION OF
         COMPANY NAME                                           INCORPORATION

Russ Berrie and Company West, Inc.                                California
Russ Berrie and Company South, Inc.                               Georgia
Russ Berrie and Company Investments, Inc.                         New Jersey
Russ Berrie and Company Properties, Inc.                          New Jersey
Russplus, Inc.                                                    New Jersey
P/F Done, Inc.                                                    Pennsylvania
Bright of America, Inc.                                           West Virginia
Fluf N' Stuf, Inc.                                                Pennsylvania
RBTACQ, Inc.                                                      Ohio
RBCACQ, Inc.                                                      California
Tri Russ International (Hong Kong) Limited                        Hong Kong
Russ Berrie (U.K.) Limited                                        England
Russ Berrie (Benelux) B.V.                                        Holland
Amram's Distributing Ltd.                                         Canada
Russ Berrie (Ireland) Limited                                     Ireland
Russ Berrie Espana, S.L.                                          Spain
Russ Berrie (Deutschland) GmbH                                    Germany
Russ Berrie Australia Pty Limited                                 Australia
Russ Berrie (Holdings) Limited                                    England
Russ Berrie (Osterreich) GmbH                                     Austria
Russ Berrie France S.A.R.L.                                       France